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                                                                          Page 5

Exhibit 11

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 (in thousands)

--------------------------------------------------------------------------------
                                                           Three Months Ended
                                                         Sept. 30,    Sept. 28,
                                                           1996         1995
--------------------------------------------------------------------------------
Net Income (loss)                                         $   964     ($2,296)

Average shares of common stock outstanding
  during the period                                         8,571       7,459
Incremental shares from assumed exercise of stock
  options, stock warrants & employee stock
  purchase plan (primary)                                     429           0

Total shares used to calculate PEPS*                        9,000       7,459
                                                          -------     -------
Primary earnings per share                                $  0.11     ($ 0.31)
                                                          =======     =======

Net Income (loss)                                         $   964     ($2,296)
Interest on Convertible Debt (Net of Taxes)                   184           0
Amortization of OID (Net of Taxes)                             19           0
Amortization of Deferred Debt Expense (Net of Taxes)          120           0
                                                          -------     -------
Adjusted Net Income                                       $ 1,287     ($2,296)
                                                          =======     =======

Average shares of common stock outstanding
  during the period                                         8,571       7,459
Incremental shares from assumed exercise of stock
  options, stock warrants & employee stock
  purchase plan (fully diluted)                               561           0
Dilution from Convertible Debt                              2,789           0

Total shares used to calculate FDEPS*                      11,921       7,459
                                                          -------     -------
Fully Diluted earnings per share                          $  0.11     ($ 0.31)
                                                          =======     =======

*Per APB 15, when a net loss is reported, exercise or conversion is not to be assumed.



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                                                                          Page 6
Exhibit 11

                     NAI TECHNOLOGIES, INC. AND SUBSIDIARIES
                                 (in thousands)


--------------------------------------------------------------------------------
                                                           Nine Months Ended
                                                         Sept. 30,    Sept. 28,
                                                           1996         1995
--------------------------------------------------------------------------------
Net Income (loss)                                         $1,329     ($9,195)

Average shares of common stock outstanding
  during the period                                        8,022       7,356
Incremental shares from assumed exercise of stock
  options, stock warrants & employee stock
  purchase plan (primary)                                    304           0

Total shares used to calculate PEPS*                       8,326       7,356
                                                          ------     -------
Primary earnings per share                                $ 0.16     ($ 1.25)
                                                          ======     =======

Net Income (loss)                                         $1,329     ($9,195)
Interest on Convertible Debt (Net of Taxes)                  548           0
Amortization of OID (Net of Taxes)                            79           0
Amortization of Deferred Debt Expense (Net of Taxes)         345           0
                                                         -------     -------
Adjusted Net Income                                      $ 2,301     ($9,195)
                                                         =======     =======

Average shares of common stock outstanding
  during the period                                        8,022       7,356
Incremental shares from assumed exercise of stock
  options, stock warrants & employee stock
  purchase plan (primary)                                    478           0
Dilution from Convertible Debt                             2,789           0

Total shares used to calculate FDEPS*                     11,289       7,356
                                                         -------     -------
Fully Diluted earnings per share                         $  0.20     ($ 1.25)
                                                         =======     =======

*Per APB 15, when a net loss is reported, exercise or conversion is not to be assumed.


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